Exhibit 99.5

Office of the United States Trustee

In re:	DEBTOR IN POSSESSION INTERIM STATEMENT
The Kushner-Locke Company			Page 1 of 3

Chapter 11	Statement Number:	38

Case No. LA 01-44828-SB (Administratively Consolidated with	For the Period FROM:	12/1/2004

Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-	TO:	12/31/2004

SB through LA 01-44838-SB; and LA 01-44841-SB)

CASH ACTIVITY ANALYSIS (Cash Basis Only)	Collateral	Concentration
	Account	Account

Balance before Statement #1	268,333.21	65,956.21

A. Total Receipts per all Prior Interim Statements	6,268,576.95	4,908,666.40

B. Less: Total Disbursements per all Prior Statements	5,140,903.55	4,911,511.28

C. Beginning Balance	$1,396,006.61	$63,111.33

D. Receipts during Current Period
Description

12/7/2004 Daro	46,536.47
12/8/2004 Wire Transfer		60,000.00
12/9/2004 Flextech Rights LTD	41,480.00
12/14/2004 Court TV	92,500.00
12/22/2004 Wire Transfer		55,000.00
12/31/2004 interest	2,418.46

TOTAL RECEIPTS THIS PERIOD	182,934.93	115,000.00	—	—

E. Balance Available (C plus D)	$1,578,941.54	$178,111.33	$—	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 38	Page 2 of 3

F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose

12/3/2004		ADP Fees		254.48
12/7/2004		ADP Taxes		9593.47
12/7/2004	8142	Payroll		1019.11
12/7/2004	8143	Payroll		12480.76
12/7/2004	8144	Payroll		1351.58
12/7/2004	8145	Payroll		2420.67
12/8/2004		Wire Transfer	60,000.00
12/8/2004	38108	Accurate Express		18.80
12/8/2004	38109	Bonded Services, Inc		6598.72
12/8/2004	38110	Eagle		186.31
12/8/2004	38111	Qwest Communications		49.24
12/15/2004	38112	Brandon & Morner-Ritt		22429.99
12/15/2004	38113	Federal Express		85.31
12/17/2004		ADP Fees		117.24
12/21/2004	38114	Point 360		364.00
12/21/2004		ADP Taxes		10974.12
12/21/2004	8146	Payroll		1019.09
12/21/2004	8147	Payroll		14067.56
12/21/2004	8148	Payroll		1351.58
12/21/2004	8149	Payroll		2420.66
12/22/2004		Wire Transfer	55,000.00
12/23/2004	38115	New Beginnings Enterprises		3802.00
12/23/2004	38116	Strategic Law Partners, LLP		13109.00
12/23/2004	38117	Health Net		2693.16
12/23/2004	38118	City Of Beverly Hills		411.73
12/23/2004	38119	Two Easily Amused		2768.65
12/23/2004	38120	Recall		881.42
12/23/2004	38121	Blue Shield of California		316.00
12/23/2004	38122	Arrowhead		39.54
12/23/2004	38123	Doniger & Fetter		123.49
12/23/2004	38124	KEREN AMINIA		1189.07
12/31/2004		ADP Fees		254.48

TOTAL DISBURSEMENTS THIS PERIOD:			115,000.00	112,391.23	—	—

G. Ending Balance (E less F)			$1,463,941.54	$65,720.10	$—	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 38	Page 3 of 3

H. (1) Collateral Account:

a)	Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081
b)	Account Number:	323221556

(2) Concentration Account:

a)	Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024
b)	Account Number:	1891935460

I: Other monies on hand:

The Kushner Locke Company PWI account	1891215236	$731.10
Bank of Scotland - Pinocchio	3516309	860,698.93	Pound Sterling	Time Deposit
Bank of Scotland - Basil	3516317	211,746.53	Pound Sterling	Time Deposit (KL’ s interest is 50%)
Allied Pinocchio	10747301	382.86	Pound Sterling
Edge Entertainment	1891152710	$172.89
European Films LTD	1890563818	$7,051.58

I: Other monies on hand (continued):

Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).

Joint Venture Accounts:
BLT Venture	178-71491-7	$16,890.04
BLT Venture	16-524173-1101	$330.45
KL MDP Sensation	60-066-930	$17,709.61
KL\7 Venture	1890-69-6360	$11,933.37
Denial Venture	1890-69-6501	$42,479.85
Cracker LLC	1891-04-1665	$732.79
Swing	323-518095	$6,957.50

I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice Neuhauser
Debtor in Possession